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                                                                     Exhibit 4.2

                          THE SHERWIN-WILLIAMS COMPANY

                     $150,000,000 7.375% Debentures Due 2027
                     $150,000,000 7.450% Debentures Due 2097


                               PURCHASE AGREEMENT


                                                              New York, New York
                                                                February 4, 1997


Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Ladies and Gentlemen:

                  The Sherwin-Williams Company, an Ohio corporation (the "Company"), proposes to issue and sell to Salomon Brothers Inc (the "Initial Purchaser") as set forth on Schedule I hereto, $150,000,000 principal amount of its 7.375% Debentures due 2027 (the "2027 Debentures") and $150,000,000 principal amount of its 7.450% Debentures due 2097 (the "2097 Debentures" and collectively with the 2027 Debentures, the "Debentures"). The Debentures are to be issued under an indenture (the "Indenture") dated as of February 1, 1996, between the Company and The Chase Manhattan Bank (formerly known as Chemical
Bank), as trustee.

                  The sale of the Debentures to the Initial Purchaser will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. You have advised the Company that you will offer and sell the Debentures purchased hereunder in accordance with Section 4 hereof as soon as you deem advisable.

                  In connection with the sale of the Debentures, the Company has prepared a preliminary offering memorandum, dated January 28, 1997 (including any and all exhibits thereto and any information incorporated by reference therein, the "Preliminary Memorandum"), and a final offering memorandum, dated February 4, 1997 (including any and all exhibits thereto and any information incorporated by reference therein, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Debentures.







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The Company hereby confirms that it has authorized the use of the Preliminary
Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Debentures by the Initial Purchaser. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement, or any information incorporated by reference therein, subsequent to the Execution Time and any references herein to the terms "amend", "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the Execution Time which is incorporated by reference therein.

                  The holders of the Debentures will be entitled to the benefits, and bound by the terms and conditions, of the Registration Agreement dated the date hereof between the Company and the Initial Purchaser (the "Registration Agreement").

                  1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Initial Purchaser as set forth below in this Section 1.

                  (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not, and at the Closing Date (as defined below) will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein.

                  (b) Neither the Company, nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person (other than the Initial Purchaser) acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under






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         circumstances that would require the registration of the Debentures under the Securities Act.

                  (c) Neither the Company, nor any of its Affiliates, nor any person (other than the Initial Purchaser) acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Debentures.

                  (d) The Debentures satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

                  (e) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the Company's securities.

                  (f) The Company is subject to and in full compliance with the reporting requirements of Section 13 of the Exchange Act.

                  (g) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

                  2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, (i) at a purchase price of 99.056% of the principal amount thereof, plus accrued interest, if any, from February 10, 1997, to the Closing Date, the principal amount of 2027 Debentures set forth opposite the Initial Purchaser's name in Schedule I hereto and (ii) at a purchase price of 98.464% of the principal amount thereof, plus accrued interest, if any, from February 10, 1997, to the Closing Date, the principal amount of 2097 Debentures set forth opposite the Initial Purchaser's name in Schedule I hereto.

                  3. DELIVERY AND PAYMENT. Delivery of and payment for the Debentures shall be made at 10:00 AM, New York City time, on February 10, 1997, or such later date (not later than February 17, 1997), as the Initial Purchaser shall designate, which date and time may be postponed by agreement between the Initial Purchaser and the Company (such date and time of delivery and payment for the Debentures being herein called the "Closing Date"). Delivery of the Debentures shall be made to the Initial Purchaser against payment by the Initial Purchaser of the






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purchase price thereof to or upon the order of the Company by wire transfer of immediately available funds or such other manner of payment as may be agreed by the Company and the Initial Purchaser. Delivery of the Debentures shall be made at such location as the Initial Purchaser shall reasonably designate at least one business day in advance of the Closing Date. Certificates for the Debentures shall be registered in such names and in such denominations as the Initial Purchaser may request not less than three full business days in advance of the Closing Date.

                  The Company agrees to have the Debentures available for inspection, checking and packaging by the Initial Purchaser in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

                  4. OFFERING OF DEBENTURES. The Initial Purchaser, represents and warrants to and agrees with the Company that:

                  (a) It has not offered or sold, and will not offer or sell, any Debentures except to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Debentures is aware that such sale is being made in reliance on Rule 144A.

                  (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Debentures by means of any form of general solicitation or general advertising (within the meaning of Regulation D), except pursuant to a registered public offering as provided in the Registration Agreement.

                  5. AGREEMENTS. The Company agrees with the Initial Purchaser that:

                  (a) The Company will furnish to the Initial Purchaser and to Counsel for the Initial Purchaser, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as it may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                  (b) The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act which are incorporated by reference therein, without the prior written consent of the Initial Purchaser; PROVIDED, HOWEVER, that, prior to the completion of the distribution of the Debentures by the Initial Purchaser (as






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         determined by the Initial Purchaser), the Company will not file any document under the Exchange Act which is incorporated by reference in the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Initial Purchaser with a copy of such document for their review and has reasonably considered the comments promptly made thereon by the Initial Purchaser. The Company will promptly advise the Initial Purchaser when any document filed under the Exchange Act which is incorporated by reference in the Final Memorandum shall have been filed with the Securities and Exchange Commission (the "Commission").

                  (c) If at any time prior to the completion of the sale of the Debentures by the Initial Purchaser (as determined by the Initial Purchaser), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchaser of the same and, subject to the requirements of paragraph (b) of this Section 5, will prepare and provide to the Initial Purchaser pursuant to paragraph (a) of this Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance.

                  (d) The Company will use its best efforts to arrange for the qualification of the Debentures for sale by the Initial Purchaser under the laws of such jurisdictions as the Initial Purchaser may designate and to maintain such qualifications in effect so long as required for the sale of the Debentures. The Company will promptly advise the Initial Purchaser of the receipt by the Company of any notification with respect to the suspension of the qualification of the Debentures for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (e) The Company will not, and will not permit any of its Affiliates to, resell any Debentures that have been acquired by any of them.

                  (f) Neither the Company, nor any of its Affiliates, nor any person (other than the Initial Purchaser) acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Debentures under the Securities Act.







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                  (g) Neither the Company, nor any of its Affiliates, nor any
         person (other than the Initial Purchaser) acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Debentures, except pursuant to a registered public offering as provided in the Registration Agreement.

                  (h) So long as any of the Debentures are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. Such information provided by the Company will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

                  (i) The Company will cooperate with the Initial Purchaser and use its best efforts to permit the Debentures to be eligible for clearance and settlement through The Depository Trust Company.

                  (j) The Company will not, until 10 business days following the Closing Date, without the prior written consent of the Initial Purchaser, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than (i) the Debentures, (ii) pursuant to a registered public offering as provided in the Registration Agreement, (iii) the 6.25% Notes due 2000, the 6.50% Notes due 2002 and the 6.85% Notes due 2007 offered pursuant to the Prospectus Supplement dated as of February 4, 1997, (iv) commercial paper with a maturity which does not exceed 270 days, (v) debt securities issued by foreign wholly owned subsidiaries of the Company and (vi) borrowings under the Company's five-year and 364 day revolving credit agreements).

                  6. CONDITIONS TO THE OBLIGATIONS OF THE INITIAL PURCHASER. The obligations of the Initial Purchaser to purchase the Debentures shall be subject to the accuracy of the represen-






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tations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) The Company shall have furnished to the Initial Purchaser the opinion of the Vice President, General Counsel and Secretary of the Company, dated the Closing Date, to the effect that:

                           (i) the Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Ohio, with full corporate power to own its properties and conduct its business as described in the Final Memorandum and is qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company's significant subsidiaries (as defined in Rule 405 under the Securities Act) (the "Subsidiaries") are duly incorporated and validly existing as corporations in good standing under the laws of the jurisdiction in which it is organized, each with full corporate power and authority to own properties and conduct business as described in the Final Memorandum, and are duly qualified to do business as foreign corporations and are in good standing under the laws of each jurisdiction which requires such qualification wherein each such Subsidiary owns or leases material properties or conducts material business except where the failure to so qualify would not have a material adverse effect on the operations of the Company and its Subsidiaries taken as a whole;

                         (ii) all the outstanding shares of capital stock of the
                  Company and each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;






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                           (iii) the Company's authorized equity capitalization
                  is as set forth in the Final Memorandum;

                           (iv) the Indenture has been duly authorized, executed
                  and delivered, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); the Debentures have been duly and validly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture; and the statements set forth under the heading "Description of Debentures" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Debentures and the Indenture, provide a fair summary of such provisions;

                           (v) this Agreement and the Registration Agreement
                  have been duly authorized, executed and delivered and constitute legal, valid and binding instruments enforceable against the Company in accordance with their terms;

                           (vi) no consent, approval, authorization or order of
                  any court or governmental agency or body is required for the consummation of the transactions contemplated herein or in the Registration Agreement, except such as may be required under the Securities Act or the Exchange Act with respect to the Registration Agreement and the transactions contemplated thereunder and such as may be required under the blue sky or state securities laws in connection with the purchase and sale of the Debentures by the Initial Purchaser and such other approvals (specified in such opinion) as have been obtained; and

                           (vii) neither the issue and sale of the Debentures,
                  the execution and delivery of the Indenture, this Agreement or the Registration Agreement, the consummation of any other of the transactions herein or therein contemplated nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under the Amended Articles of Incorporation or the Code of Regulations, as amended, of the Company or the terms of any






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                  indenture or other agreement or instrument known to such
                  counsel and to which the Company or any of its subsidiaries is a party or bound by any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.

                           Such counsel shall also state that nothing has caused him to believe that at the Execution Time or the Closing Date the Final Memorandum contains or contained an untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (including in each case, for the avoidance of doubt, the documents incorporated by reference therein as of such date, but other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion).

                           In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Ohio or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to Counsel for the Initial Purchaser and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                           All references in this Section 6(a) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

                  (b) The Company shall have furnished to the Initial Purchaser the opinion of Arnold & Porter, counsel for the Company, dated the Closing Date, to the effect that:

                           (i) the Debentures conform to the description thereof
                  contained in the Final Memorandum;

                           (ii) the Indenture has been duly qualified under the
                  Trust Indenture Act; and

                           (iii) no registration of the Debentures under the
                  Securities Act is required for the offering or sale of the Debentures to the Initial Purchaser or in connection with the initial resale of such Debentures by the Initial Purchaser in accordance with this






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                  Agreement, it being understood that no opinion is expressed as to any subsequent resale of any Debenture.

                           Such counsel shall also state that nothing has caused them to believe that at the Execution Time the Final Memorandum contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for the documents incorporated by reference in the Final Memorandum and the financial statements and other financial and statistical information contained therein, as to which such counsel need not express any opinion).

                           In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of the State of Ohio, to the extent deemed proper and specified in such opinion, upon the opinion of the Vice President, General Counsel and Secretary of the Company and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                           All references in this Section 6(b) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

                  (c) The Initial Purchaser shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchaser such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Debentures, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Initial Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (d) The Company shall have furnished to the Initial Purchaser a certificate of the Company, signed by the Senior Vice President-Finance, Treasurer and Chief Financial Officer and Vice President and Assistant Treasurer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects on and as of the Closing Date with






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                  the same effect as if made on the Closing Date, and the
                  Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                           (ii) since the date of the most recent financial
                  statements included in the Final Memorandum, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (e) At the Execution Time and at the Closing Date, Ernst & Young LLP shall have furnished to the Initial Purchaser a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, substantially in the forms attached hereto as Exhibits A and B.

                  (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Initial Purchaser, so material and adverse as to make it impractical or inadvisable to market the Debentures as contemplated by the Final Memorandum.

                  (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (h) Prior to the Closing Date, the Registration Agreement shall have been executed and delivered to the Initial Purchaser and the Trustee and the Company shall have furnished to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request.







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                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser and Cravath, Swaine
& Moore, counsel for the Initial Purchaser, this Agreement and all obligations of the Initial Purchaser hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                  The documents required to be delivered by this Section 6 will be delivered at the office of Cravath, Swaine & Moore, counsel for the Initial Purchaser, at Worldwide Plaza, 825 Eighth Avenue, New York, New York, on the Closing Date.

                  7. REIMBURSEMENT OF INITIAL PURCHASER'S EXPENSES. The Company will pay all costs, expenses, fees, disbursements and taxes incident to (i) the preparation by the Company, printing and distribution of the Final Memorandum, each Preliminary Memorandum and all amendments and supplements to any of them prior to or during the period specified in Section 5(c), (ii) the printing (including duplication costs) and delivery of this Agreement, and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Debentures, (iii) the offer and sale of the Debentures, and (iv) the performance by the Company of its other obligations under this Agreement.

                  In addition, if the sale of the Debentures provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchaser in payment for the Debentures on the Closing Date, the Company will reimburse the Initial Purchaser upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Debentures.

                  8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless the Initial Purchaser, the directors, officers, employees and agents of the Initial Purchaser and each person who controls the Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities,






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joint or several, to which they or any of them may become subject under the
Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the Company to any holder or prospective purchaser of Debentures pursuant to
Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser specifically for inclusion therein and (ii) such indemnity with respect to the Preliminary Memorandum or the Final Memorandum shall not inure to the benefit of the Initial Purchaser (or any person controlling the Initial Purchaser) from whom the person asserting any such loss, claim, damage or liability purchased the Debentures which are the subject thereof if such person did not receive a copy of the Final Memorandum (or the Final Memorandum as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Debentures to such person and the untrue statement or omission of a material fact contained in the Preliminary Memorandum was corrected in the Final Memorandum (or the Final Memorandum as supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) The Initial Purchaser agrees to indemnify and hold harmless the Company, its directors, its officers, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in the written information relating to the Initial Purchaser furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission to state in such written information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchaser for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reason-ably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. Any indemnifying party shall not be liable for any settlement, compromise or consent of any proceeding effected by the indemnified party without the written consent, of the indemnifying party (which consent shall not be unreasonably withheld) unless the indemnifying party has waived its right to appoint counsel to represent the indemnified party in such proceeding in which case the indemnified party may effect such a settlement, compromise or consent without the consent of the indemnifying party.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchaser agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Company and the Initial Purchaser may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Initial Purchaser from the offering of the Debentures; PROVIDED, HOWEVER, that in no case shall the Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Debentures purchased by the Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchaser shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Initial Purchaser in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchaser from the Company in connection with the purchase of the Debentures hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Initial Purchaser. The Company and the Initial Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  9. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, by notice given to the Company prior to delivery of and payment for the Debentures, if prior to such time (i) trading in any of the Company's securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or
(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the offering or delivery of the Debentures as contemplated by the Final Memorandum.

                  10. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Debentures. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  11. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchaser, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 101 Prospect Avenue, N.W., Cleveland, Ohio, 44115, attention: Louis E. Stellato, Esq., Vice President, General Counsel and Secretary.

                  12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

                  13. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                  14. BUSINESS DAY. For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

                  15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Initial Purchaser.

                                    Very truly yours,

                                    The Sherwin-Williams Company


                                    By /s/ Larry J. Pitorak
                                      -------------------------------
                                      Name:  Larry J. Pitorak
                                      Title: Senior Vice President-
                                             Finance, Treasurer
                                             and Chief Financial
                                             Officer






The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Brothers Inc





         By /s/ Thomas J. Spoto
           ------------------------
           Name: Thomas J. Spoto
           Title: Associate

                                   SCHEDULE I


                                                Principal Amount     Principal Amount
                                               of 2027 Debentures   of 2097 Debentures
        Initial Purchaser                        to be Purchased     to be Purchased
        -----------------                        ---------------     ---------------
Salomon Brothers Inc..........................   $150,000,000          $150,000,000









                                                 ------------          ------------
         Total.................................  $150,000,000          $150,000,000

                                                                       EXHIBIT A

                             *Intentionally Omitted*

                                                                       EXHIBIT B

                             *Intentionally Omitted*

                                                                         Annex 1


                        [SALOMON BROTHERS INC LETTERHEAD]



                                                             _____________, 1997



Ernst & Young LLP
[address]


Ladies and Gentlemen:

                  Reference is hereby made to the Purchase Agreement (the
Agreement") dated [             ], 1997 between the undersigned (the "Initial
Purchaser"), and The Sherwin-Williams Company (the "Company") pursuant to which the Company will sell to the Initial Purchaser, and the Initial Purchaser will purchase from the Company, $150,000,000 principal amount of the Company's
[    ]% Debentures Due 2027 and $150,000,000 principal amount of the Company's
[    ]% Debentures Due 2097 (the "Debentures").

                  Pursuant to Section 6(e) of the Purchase Agreement, you are required to deliver certain letters, in form and substance satisfactory to us, setting forth the matters described in such Section (the "Auditor's Letters"). In connection with your delivery of the Auditor's Letters, we confirm to you that:

                  (i) we are knowledgeable with respect to the due diligence review process that would be performed if this placement of Debentures were being registered pursuant to the Securities Act of 1933, as amended (the "Act"); and

                  (ii) we will be reviewing certain information relating to the Company that will be included or incorporated by reference in the Final Memorandum (as defined in the Purchase Agreement) and this review process, applied to the information relating to the Company, will be substantially consistent with the due diligence review process that we would perform if this placement of Debentures were being registered pursuant to the Act.

                  In accordance with the foregoing, we hereby request that you deliver to us the Auditor's Letters.

                  This letter is being furnished to you solely for the purpose of obtaining the Auditor's Letters and may not be relied






                                    Annex 1-1
upon or used by you for any other purpose, or given or shown to any other person, without our prior written consent.

                                       Very truly yours,

                                       SALOMON BROTHERS INC



                                       By__________________________
                                       Name:
                                       Title:







                                    Annex 1-2